EXHIBIT 99.1

PRESS RELEASE

VA Software Appoints CFO

Online media and software veteran Patricia Szoka Morris of IGN Entertainment tapped to fill CFO position

FOR IMMEDIATE RELEASE-- Fremont, CA - June 20, 2006 — VA Software Corporation (NASDAQ: LNUX) the online media, e-commerce and software leader in community-driven Open Source innovation, today announced the appointment of Patricia Szoka Morris as Senior Vice President and Chief Financial Officer, effective as of the commencement of Morris’ employment with VA Software, which is expected to be July 5, 2006. Morris comes to VA Software with more than 20 years of finance and accounting experience. Most recently, Morris was Vice President of Finance for IGN Entertainment, Inc., a leading Internet media and services provider acquired by Fox Interactive Media, Inc. (FIM) in October 2005. Her prior experience includes a variety of financial management positions at Liberate Technologies, Sagent Technology, Inc., XACCT Technologies, Inc., and Synopsys, Inc. She began her career at Deloitte & Touche, LLP.

“Patty’s experience is perfectly aligned with VA Software’s strategic needs. Her in-depth knowledge of the media and software businesses will be invaluable to us as we continue to execute upon our strategy of delivering sites, software solutions, and services for community-driven Open Source innovation,” said Ali Jenab, VA Software’s president and CEO. “In addition, her experience with financial planning and controls and Sarbanes-Oxley compliance will be a real asset to the organization.”

“The future of media and software is in enabling collaboration and content contribution from a vibrant community of liked-minded peers -- the cornerstones of VA Software’s businesses,” added Patty Morris. “I’m excited to join a company which not only defined this space, but owns the leadership position.”

Morris’ responsibilities at IGN Entertainment included worldwide accounting and finance, corporate financial planning and analysis, revenue recognition, implementation of finance ERP applications, and preparation of the company for an IPO prior to its acquisition by FIM. She completed several corporate mergers and acquisitions and successfully integrated acquired companies into existing operations for the Internet media company.

About VA Software Corporation

VA Software Corporation (Nasdaq: LNUX) is the online media, software and e-commerce leader in community-driven Open Source innovation. VA Software is the parent company of OSTG, Inc. (Open Source Technology Group) and the creator of SourceForge. SourceForge Enterprise Edition optimizes distributed software development for Fortune 500 companies. For company information, visit www.vasoftware.com.

46939 BAYSIDE PARKWAY FREMONT, CA 94538 TEL:510-687-7000 FAX: 510-226-8838

About OSTG, Inc.

OSTG, Inc. (Open Source Technology Group) is the cornerstone of the Open Source movement and the leading online network for IT managers and development professionals. OSTG's technology-focused sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. OSTG also owns ThinkGeek, Inc., the leading retailer for innovative technology products. The OSTG network serves more than 270 million page views and over 30 million unique visitors a month*. For more information or to view the media kit online, visit www.ostg.com.

*Google Analytics, April 2006

Slashdot, freshmeat, ThinkGeek, and SouceForge.net are registered trademarks or trademarks of OSTG, Inc., in the United States and other countries. VA Software, SourceForge, and OSTG are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. All other trademarks or product names are property of their respective owners.

Press Contacts:
Valerie Williamson	Stacey Bender - BHGPR
vwilliamson@ostg.com	973-744-0707

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements include statements regarding the appointment of the Chief Financial Officer, her capabilities, and the strength of VA Software’s management team. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including the risk factors identified in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005 and Quarterly Form 10-Q for the fiscal quarter ended April 30, 2006. These documents are available at the Securities Exchange Commission website: www.sec.gov. All forward looking statements included in this press release are based upon information available to VA Software as of the date hereof, and VA Software does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.
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46939 BAYSIDE PARKWAY FREMONT, CA 94538 TEL:510-687-7000 FAX: 510-226-8838